EXHIBIT d.(xix)

          Form of Amendment Number 7 to Investment Management Agreement

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                              AMENDMENT NUMBER 7 TO
                         INVESTMENT MANAGEMENT AGREEMENT

         Pursuant to the Investment Management Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund are hereby included in the definition of Portfolio. All provisions of the Agreement shall apply to the management of The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund except as stated below.

         The advisory fee for the five new portfolios shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

         The Hartford Income Fund and The Hartford Inflation Plus Fund:

         Net Asset Value            Annual Rate
         ---------------            -----------
         First $500 million         0.60%
         Over $500 million          0.55%

         The Hartford Short Maturity Fund, and The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund:

         Net Asset Value            Annual Rate
         ---------------            -----------
         First $500 million         0.55%
         Over $500 million          0.50%

                                 The Hartford Mutual Funds, Inc.
                                          on behalf of:
                                 The Hartford Income Fund
                                 The Hartford Short Maturity Fund
                                 The Hartford Inflation Plus Fund
                                 The Hartford Tax-Free California Fund
                                 The Hartford Tax-Free New York Fund

                                 By:
                                    -----------------------------------------
                                          David M. Znamierowski
                                          President

                                 Hartford Investment Financial Services, LLC

                                 By:
                                    -----------------------------------------